Exhibit 4.06

JUNIOR-PRIORITY LIEN PARI PASSU INTERCREDITOR AGREEMENT

Among

REGIONS BANK,

as Collateral Agent,

REGIONS BANK,

in its capacity as trustee under the 2023 Notes Indenture,

REGIONS BANK,

in its capacity as trustee under the 2024 Notes Indenture, and each additional Authorized Representative from time to time party hereto

Dated as of June 22, 2018

JUNIOR-PRIORITY LIEN PARI PASSU INTERCREDITOR AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of June 22, 2018, among REGIONS BANK, as collateral agent for the Junior-Priority Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Agent”), REGIONS BANK, in its capacity as trustee under the 2023 Notes Indenture (in such capacity and together with its successors in such capacity, the “2023 Notes Authorized Representative”), REGIONS BANK, in its capacity as trustee under the 2024 Notes Indenture (in such capacity and together with its successors in such capacity, the “2024 Notes Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the Additional Junior-Priority Secured Parties of the Series with respect to which it is acting in such capacity (in such capacity and together with its successors in such capacity, the “Additional Authorized Representative”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the 2023 Notes Authorized Representative (for itself and on behalf of the 2023 Notes Secured Parties), the 2024 Notes Authorized Representative (for itself and on behalf of the 2024 Notes Secured Parties) and each Additional Authorized Representative (for itself and on behalf of the Additional Junior-Priority Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive. This Agreement is the Pari Passu Intercreditor Agreement referred to in the 2023 Notes Indenture and the 2024 Notes Indenture.

(b)    It is the intention of the Junior-Priority Secured Parties of each Series that the holders of Obligations of such Series (and not the Junior-Priority Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (y) any of the Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations but junior to the security interest of any other Series of Obligations and (ii) the existence of any Collateral for any other Series of Obligations that is not Shared Collateral (any such condition referred to in the foregoing clause (i) or (ii) with respect to any Series of Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Obligations, and the rights of the holders of such Series of Obligations (including the right to receive distributions in respect of such Series of Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Obligations subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such Obligations or the Junior-Priority Secured Documents governing such Obligations shall refer to such Obligations or such documents as so modified.

(c)    Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the 2023 Notes Indenture. As used in this Agreement, the following terms have the meanings specified below:

“2023 Notes Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“2023 Notes Indenture” means that certain Indenture, dated as of June 22, 2018, among Parent, the Company, the subsidiaries of the Company party thereto, the Collateral Agent and Regions Bank, as trustee, governing the Company’s Junior-Priority Secured Notes due 2023, as amended or supplemented from time to time.

“2023 Notes Obligations” has the meaning assigned to such term in the Junior-Priority Collateral Agreement.

“2023 Notes Secured Parties” means the holders of the 2023 Notes Obligations and the 2023 Notes Authorized Representative.

“2024 Notes Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“2024 Notes Indenture” means that certain Indenture, dated as of June 22, 2018, among Parent, the Company, the subsidiaries of the Company party thereto, the Collateral Agent and Regions Bank, as trustee, governing the Company’s 8.125% Junior-Priority Secured Notes due 2024, as amended or supplemented from time to time.

“2024 Notes Obligations” has the meaning assigned to such term in the Junior-Priority Collateral Agreement.

“2024 Notes Secured Parties” means the holders of the 2024 Notes Obligations and the 2024 Notes Authorized Representative.

“Additional Agreement” has the meaning given the term “Pari Passu Agreement” in the Junior-Priority Collateral Agreement.

“Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Additional Junior-Priority Secured Parties” means the holders of any Additional Obligations and any Additional Authorized Representative.

“Additional Obligations” has the meaning given the term “Pari Passu Debt Obligations” in the Junior-Priority Collateral Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Amended and Restated ABL Intercreditor Agreement” means the Amended and Restated ABL Intercreditor Agreement, dated as of June 22, 2018, among Parent, the Company, the subsidiaries of the Company from time to time party thereto, the Collateral Agent, JPMorgan Chase Bank, N.A., in its capacity as the ABL Agent (as defined therein), Credit Suisse AG, in its capacity as the Senior-Priority Collateral Agent (as defined therein), Credit Suisse AG, in its capacity as the Senior-Priority Non-ABL Loan Agent (as defined therein), Regions Bank, in its capacity as the 2021 Secured Notes Trustee (as defined therein), Regions Bank, in its capacity as the 2023 Secured Notes Trustee (as defined therein), Regions Bank, in its capacity as the trustee under the 2023 Notes Indenture, Regions Bank, in its capacity as the trustee under the 2024 Notes Indenture, and each Additional Agent (as defined therein) from time to time party thereto, as amended, supplemented, modified or restated from time to time.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) such time as the 2023 Notes Obligations are no longer secured by the Shared Collateral and (y) the Non-Controlling Authorized Representative Enforcement Date, the 2023 Notes Authorized Representative, and (ii) from and after the earlier of (x) such time as the 2023 Notes Obligations are no longer secured by the Shared Collateral and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of the 2023 Notes Obligations or the 2023 Notes Secured Parties, the 2023 Notes Authorized Representative, (ii) in the case of the 2024 Notes Obligations or the 2024 Notes Secured Parties, the 2024 Notes Authorized Representative and (iii) in the case of any Series of Additional Obligations or Additional Junior-Priority Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure any of the Obligations.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Company” means CHS/Community Health Systems, Inc., a Delaware corporation.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Junior-Priority Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Obligations, the date on which such Series of Obligations is no longer secured by such Shared Collateral. The term “Discharged” has a corresponding meaning.

“Event of Default” has the meaning set forth in the Junior-Priority Collateral Agreement.

“Impairment” has the meaning assigned to such term in Section 1.01(b).

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Pledgor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Company or any other Pledgor or any similar case or proceeding relative to the Company or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)    any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means the documents required to be delivered by the Company to the Collateral Agent pursuant to Section 6.09(c) of the Junior-Priority Collateral Agreement in order to create an additional Series of Additional Obligations, together with a joinder to this Agreement executed and delivered by the applicable Authorized Representative pursuant to which such Authorized Representative agrees to be bound by the terms and conditions hereof and provides the notice information contemplated by Section 5.01.

“Junior-Priority Collateral Agreement” means the Junior-Priority Collateral Agreement, dated as of June 22, 2018, as further amended, restated, supplemented or otherwise modified or replaced from time to time, by and among the Pledgors from time to time party thereto and the Collateral Agent from time to time party thereto.

“Junior-Priority Obligations” means the 2023 Notes Obligations, the 2024 Notes Obligations and the Additional Obligations.

“Junior-Priority Secured Documents” means (i) the 2023 Notes Indenture and the “Notes Collateral Documents” as such term is defined in the 2023 Notes Indenture, (ii) the 2024 Notes Indenture and the “Notes Collateral Documents” as such term is defined in the 2024 Notes Indenture and (iii) each Additional Agreement.

“Junior-Priority Secured Parties” means (i) the 2023 Notes Secured Parties, (ii) the 2024 Notes Secured Parties and (iii) the Additional Junior-Priority Secured Parties.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral and at any time, the Authorized Representative of (i) if at such time the 2024 Notes Obligations constitute the largest outstanding principal amount of any then outstanding Series of Junior-Priority Obligations with respect to such Shared Collateral (other than the 2023 Notes Obligations), the 2024 Notes Obligations or (ii) if at such time the 2024 Notes Obligations do not constitute the largest outstanding principal amount of any then outstanding Series of Junior-Priority Obligations with respect to such Shared Collateral (other than the 2023 Notes Obligations), the Series of Additional Obligations that at such time constitutes the largest outstanding principal amount of any then outstanding Series of Additional Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Subject Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Subject Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Subject Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Collateral Agent or the then Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Pledgor which has granted a Lien in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Junior-Priority Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Obligations” has the meaning assigned to such term in the Junior-Priority Collateral Agreement.

“Other Intercreditor Agreement” has the meaning assigned to such term in Section 2.01(a).

“Parent” means Community Health Systems, Inc., a Delaware corporation.

“Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Pledgors” means Parent, the Company and each subsidiary of the Company which has granted a Lien pursuant to any Security Document to secure any Series of Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel

Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” has the meaning assigned to such term in Section 2.01(a) hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, or, after the original instrument giving rise to such indebtedness has been terminated, by entering into any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Related Parties” means, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Representative” means, with respect to any Person, such Person’s designated agent.

“Security Documents” means the Junior-Priority Collateral Agreement and each other agreement entered into in favor of the Collateral Agent for purposes of securing any Series of Obligations.

“Senior-Junior Intercreditor Agreement” means the Senior-Junior Lien Intercreditor Agreement, dated as of June 22, 2018, among the Company, Parent, the subsidiaries of the Company from time to time party thereto, Credit Suisse, AG, in its capacity as the Initial Senior-Priority Collateral Agent (as defined therein), Regions Bank, in its capacity as the Initial Junior-Priority Collateral Agent (as defined therein) and each Additional Agent (as defined therein) from time to time party thereto, as amended, supplemented, modified or restated from time to time.

“Series” means (a) with respect to the Junior-Priority Secured Parties, each of (i) the 2023 Notes Secured Parties (in their capacities as such), (ii) the 2024 Notes Secured Parties (in their capacities as such) and (iii) the other Additional Junior-Priority Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in their capacities as such) and (b) with respect to any Obligations, each of (i) the 2023 Notes Obligations, (ii) the 2024 Notes Obligations and (iii) the Additional Obligations incurred pursuant to any Additional Agreement, which, pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of less than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Subject Agreement” means either (i) the 2024 Notes Indenture or (ii) an Additional Agreement, as applicable.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01.    Priority of Claims.

(a)    Anything contained herein or in any of the Junior-Priority Secured Documents (other than the Amended and Restated ABL Intercreditor Agreement and the Senior-Junior Intercreditor Agreement) to the contrary notwithstanding (but subject to Section 1.01(b), Section 5.11(b) and Section 5.14), if an Event of Default has occurred and is continuing, and the Collateral Agent or any Junior-Priority Secured Party is taking action to enforce rights in respect of any Shared Collateral, any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Pledgor or any Junior-Priority Secured Party receives any payment pursuant to the Amended and Restated ABL Intercreditor Agreement, the Senior-Junior Intercreditor Agreement or any other intercreditor agreement (other than this Agreement) (each, an “Other Intercreditor Agreement”) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Junior-Priority Secured Party or received by the Collateral Agent or any Junior-Priority Secured Party pursuant to any Other Intercreditor Agreement and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Obligations are entitled (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent and any other Representative (in their capacity as such) pursuant to the terms of any Junior-Priority Secured Document and (ii) SECOND, subject to Section 1.01(b), to the payment in full of the Obligations of each Series on a ratable basis in accordance with the terms of the applicable Junior-Priority Secured Documents. Notwithstanding the foregoing, with respect to any item of Shared Collateral for which a third party (other than a Junior-Priority Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Obligations (such third party an “Intervening Creditor”), the value of such Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

(b)    It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the then extant Junior-Priority Secured Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Junior-Priority Secured Parties of any Series.

(c)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Junior-Priority Secured Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Junior-Priority Secured Party hereby agrees that the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02.    Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any Other Intercreditor Agreement), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any Other Intercreditor Agreement) from any Non-Controlling Authorized Representative or any other Junior-Priority Secured Party (other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Junior-Priority Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interests in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any Other Intercreditor Agreement), whether under any Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Junior-Priority Secured Party, Collateral Agent or Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b)    Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Obligations (other than funds deposited for the discharge or defeasance of any Additional Agreement) other than pursuant to the Security Documents, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Junior-Priority Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Security Documents applicable to it.

(c)    Each of the Junior-Priority Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Junior-Priority Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03.    No Interference; Payment Over. (a) Each Junior-Priority Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other Junior-Priority Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any Other Intercreditor Agreement) or (B) consent to the exercise by the Collateral Agent or any other Junior-Priority Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any Insolvency or Liquidation Proceeding or any other proceeding any claim against the Collateral Agent or any other Junior-Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other Junior-Priority Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other Junior-Priority Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Junior-Priority Secured Party to enforce this Agreement.

(b)    Each Junior-Priority Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any Other Intercreditor Agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Junior-Priority Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04.    Automatic Release of Liens; Amendments to Security Documents. (a) If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of Junior-Priority Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b)    Each Junior-Priority Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Security Document (including to release Liens securing any Series of Obligations), so long as the Collateral Agent receives a certificate of the Company stating that such amendment is permitted by the terms of each then extant Junior-Priority Secured Document. Additionally, each Junior-Priority Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Security Document solely as such Security Document relates to a particular Series of Obligations (including to release Liens securing any Series of Obligations) so long as (x) such amendment is in accordance with the Junior-Priority Secured Document pursuant to which such Series of Obligations was incurred and (y) such amendment does not adversely affect the Junior-Priority Secured Parties of any other Series.

(c)    The Collateral Agent and each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Pledgors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral or amendment to any Security Document provided for in this Section.

SECTION 2.05.    Certain Agreements with Respect to Insolvency or Liquidation Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under any Bankruptcy Law by or against the Company or any other Pledgor.

(b)    If any Pledgor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior-Priority Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Junior-Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Junior-Priority Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Junior-Priority Secured Parties (other than any Liens of the Junior-Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Junior-Priority Secured Parties of each Series are granted Liens on any additional collateral pledged to any Junior-Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Junior-Priority Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Junior-Priority Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01 of this Agreement; provided that the Junior-Priority Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Junior-Priority Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided further, that the Junior-Priority Secured Parties receiving adequate protection shall not object to any other Junior-Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such Junior-Priority Secured Parties in connection with a DIP Financing or use of cash collateral.

(c)    Each Junior-Priority Secured Party agrees that, in an Insolvency or Liquidation Proceeding or otherwise, none of them will oppose any sale or disposition of any Shared Collateral of any Pledgor that is supported by the Controlling Secured Parties, or the Applicable Authorized Representative, and will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale or disposition and to have released its Liens on the assets so sold or disposed; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

SECTION 2.06.    Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Obligations shall again have been paid in full in cash.

SECTION 2.07.    Insurance. As between the Junior-Priority Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08.    Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Junior-Priority Secured Document) of any Junior-Priority Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09.    Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Junior-Priority Secured Party and any assignee solely for the purpose of perfecting the Lien granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Junior-Priority Secured Party and any assignee, solely for the purpose of perfecting the Lien granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)    The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Junior-Priority Secured Party for purposes of perfecting the Lien held by such Junior-Priority Secured Parties therein.

ARTICLE III

SECTION 3.01.    Existence and Amounts of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Pledgor, any Junior-Priority Secured Party or any other person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01.    Appointment and Authority. (a) Each of the Junior-Priority Secured Parties hereby irrevocably appoints Regions Bank to act on its behalf as the Collateral Agent hereunder and under each of the other Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Pledgor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV and Section 12.1(f) of 2023 Notes Indenture and 2024 Notes Indenture and the equivalent provision of any Additional Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Security Documents) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Junior-Priority Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, without regard to any rights to which such Non-Controlling Secured Party would otherwise be entitled as a result of its Junior-Priority Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Junior-Priority Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Junior-Priority Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of Obligations or any other Junior-Priority Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any Junior-Priority Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy

Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, Parent or any of its subsidiaries, as debtor-in-possession.

SECTION 4.02.    Rights as a Junior-Priority Secured Party. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Junior-Priority Secured Party under any Series of Obligations that it holds as any other Junior-Priority Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Junior-Priority Secured Party” or “ Junior-Priority Secured Parties” or (as applicable) “Additional Junior-Priority Secured Party” or “Additional Junior-Priority Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent, the Company or any subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Junior-Priority Secured Party.

SECTION 4.03.    Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents that the Collateral Agent is required to exercise; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Security Document or applicable law;

(iii)    shall not, except as expressly set forth herein and in the other Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of Parent or the Company stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Obligations unless and until written notice describing such Event of Default is given to the Collateral Agent by the Authorized Representative of such Obligations or Parent or the Company; and

(v)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Obligations, or (vi) the satisfaction of any condition set forth in any Junior-Priority Secured Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

SECTION 4.04.    Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05.    Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06.    Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Junior-Priority Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Junior-Priority Secured Parties under any of the Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the Liens of the Junior-Priority Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Junior-Priority Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder, the provisions of this Article and Section 12.1(f) of 2023 Notes Indenture and 2024 Notes Indenture and the equivalent provision of any Additional Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Security Documents to the successor Collateral Agent.

SECTION 4.07.    Non-Reliance on Collateral Agent and Other Junior-Priority Secured Parties. Each Junior-Priority Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any other Authorized Representative or any other Junior-Priority Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Junior-Priority Secured Documents. Each Junior-Priority Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Junior-Priority Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Junior-Priority Secured Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08.    Collateral Matters. Each of the Junior-Priority Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(a)    to release any Lien on any property granted to or held by the Collateral Agent under any Security Document in accordance with Section 2.04 or upon receipt of a written request from Parent or the Company stating that the release of such Lien is permitted by the terms of each then extant Junior-Priority Secured Document; and

(b)    to release any Pledgor from its obligations under the Security Documents upon receipt of a written request from Parent or the Company stating that such release is permitted by the terms of each then extant Junior-Priority Secured Document.

ARTICLE V

Miscellaneous

SECTION 5.01.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)    if to the Collateral Agent, the 2023 Notes Authorized Representative or the 2024 Notes Authorized Representative, to it at Regions Bank, 1180 West Peachtree Street, Suite 1200, Atlanta, GA 30309, Attention: Corporate Trust Services;

(b)    if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement; or

(c)    if to any of the Pledgors, to it at CHS/Community Health Systems, Inc. 4000 Meridian Boulevard, Franklin, TN 37067-6325, Attention: General Counsel Facsimile No.: (615) 373-9704.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02.    Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than the provision of security for one or more additional Series as provided for herein) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent.

(c)    Notwithstanding the foregoing, without the consent of any Junior-Priority Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 6.09(c) of the Junior-Priority Collateral Agreement and upon such execution and delivery and the delivery by the Company of the documents required by said Section 6.09(c), such Authorized Representative and the Additional Junior-Priority Secured Parties and Additional Obligations of the Series for which such Authorized Representative is acting shall thereupon become subject to and bound by the terms and conditions hereof and the terms and conditions of the other Security Documents applicable thereto.

(d)    Notwithstanding the foregoing, without the consent of any Junior-Priority Secured Party, and at the request of the Company, the parties hereto shall amend this Agreement in connection with the Refinancing of Junior-Priority Obligations of any Series, in order to amend any defined terms or section references contained herein to the Junior-Priority Secured Documents governing such Junior-Priority Obligations being Refinanced to the equivalent defined terms or sections references to the Refinanced Junior-Priority Obligations of such Series or to the Junior-Priority Collateral Agreement or any replacement Security Document entered into in connection with the Refinanced Junior-Priority Obligations of such Series, so long as the Company delivers to each party hereto a certificate of the Company stating that such amendment is permitted by the terms of each then extant Junior-Priority Secured Document.

SECTION 5.03.    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Junior-Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04.    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07.    Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.08.    Submission to Jurisdiction Waivers. The Collateral Agent and each Authorized Representative, on behalf of itself and the Junior-Priority Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, and the courts of the United States of America for the Southern District of New York, in each case located in the Borough of Manhattan, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01;

(d)    agrees that nothing herein shall affect the right of any other party hereto (or any Junior-Priority Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Junior-Priority Secured Party) to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10.    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11.    Conflicts. (a) In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Junior-Priority Secured Documents (other than the Senior-Junior Intercreditor Agreement and the Amended and Restated ABL Intercreditor Agreement) or Security Documents, the provisions of this Agreement shall control.

(b)    In the event of any conflict between this Agreement and the Senior-Junior Intercreditor Agreement, the Senior-Junior Intercreditor Agreement shall govern and control. In the event of any conflict between this Agreement and the Amended and Restated ABL Intercreditor Agreement, the Amended and Restated ABL Intercreditor Agreement shall govern and control.

SECTION 5.12.    Provisions Solely To Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Junior-Priority Secured Parties in relation to one another. None of the Company, any other Pledgor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Junior-Priority Secured Documents), and none of the Company or any other Pledgor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Pledgor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13.    Relationship to Other Intercreditor Agreements. This Agreement is (i) a “Junior-Priority Pari Passu Intercreditor Agreement” for purposes of the Amended and Restated ABL Intercreditor Agreement and (ii) a “Junior-Priority Equal Priority Intercreditor Agreement” for purposes of the Senior-Junior Intercreditor Agreement. Nothing herein is intended to alter the Junior-Priority Secured Parties’ obligations under the Amended and Restated ABL Intercreditor Agreement or Senior-Junior Intercreditor Agreement.

SECTION 5.14.    Application of Proceeds. Any Collateral or proceeds thereof or payment with respect thereto received by the Applicable Authorized Representative in accordance with this Agreement shall be applied by the Applicable Authorized Representative in accordance with the Senior-Junior Intercreditor Agreement and subject, in the case of ABL Priority Collateral, to the Amended and Restated ABL Intercreditor Agreement.

SECTION 5.15.    Integration. This Agreement together with the other Junior-Priority Secured Documents and the Security Documents represents the agreement of each of the Pledgors and the Junior-Priority Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Pledgor, the Collateral Agent or any other Junior-Priority Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Junior-Priority Secured Documents or the Security Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Signature Pages Follow]

REGIONS BANK as Collateral Agent,

by	/s/ Kristine Prall
	Name:	Kristine Prall
	Title	Vice President

by	/s/ Arthur G. Mosley, II
	Name:	Arthur G. Mosley, II
	Title	Vice President

REGIONS BANK, as 2023 Notes Authorized Representative,

by	/s/ Kristine Prall
	Name:	Kristine Prall
	Title	Vice President

REGIONS BANK, as 2024 Notes Authorized Representative,

by	/s/ Kristine Prall
	Name:	Kristine Prall
	Title	Vice President

CONSENT OF GRANTORS

Dated: June 22, 2018

Reference is made to the Junior-Priority Lien Pari Passu Intercreditor Agreement dated as of the date hereof among Regions Bank, in its capacity as Collateral Agent, Regions Bank, in its capacity as 2023 Notes Authorized Representative, and Regions Bank, in its capacity as 2024 Notes Authorized Representative, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Pari Passu Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

Each of the undersigned Pledgors has read the foregoing Pari Passu Intercreditor Agreement and consents thereto. Each of the undersigned Pledgors agrees not to take any action that would be contrary to the express provisions of the foregoing Pari Passu Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Pari Passu Intercreditor Agreement and agrees that, except as otherwise provided therein, no Junior-Priority Secured Party shall have any liability to any Pledgor for acting in accordance with the provisions of the foregoing Pari Passu Intercreditor Agreement. Each Pledgor understands that the foregoing Pari Passu Intercreditor Agreement is for the sole benefit of the Junior-Priority Secured Parties and their respective successors and assigns, and that such Pledgor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Without limitation to the foregoing, each Pledgor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by the Pari Passu Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Pledgor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Pari Passu Intercreditor Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Pledgors as of the date first written above.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

by:	/s/ Edward W. Lomicka
	Name:	Edward W. Lomicka
	Title	Vice President and Treasurer

COMMUNITY HEALTH SYSTEMS, INC.

by:	/s/ Edward W. Lomicka
	Name:	Edward W. Lomicka
	Title	Vice President and Treasurer

Each of the Pledgors, listed on Schedule I hereto

by:	/s/ Edward W. Lomicka
	Name:	Edward W. Lomicka
	Title	Vice President and Treasurer

SCHEDULE I

PLEDGORS

1.	Abilene Hospital, LLC
2.	Abilene Merger, LLC
3.	Affinity Health Systems, LLC
4.	Affinity Hospital, LLC
5.	Berwick Hospital Company, LLC
6.	Biloxi H.M.A., LLC
7.	Birmingham Holdings II, LLC
8.	Birmingham Holdings, LLC
9.	Bluefield Holdings, LLC
10.	Bluefield Hospital Company, LLC
11.	Bluffton Health System LLC
12.	Brandon HMA, LLC
13.	Brownwood Hospital, L.P.
14.	Brownwood Medical Center, LLC
15.	Bullhead City Hospital Corporation
16.	Bullhead City Hospital Investment Corporation
17.	Campbell County HMA, LLC
18.	Carlsbad Medical Center, LLC
19.	Carolinas Holdings, LLC
20.	Carolinas JV Holdings General, LLC
21.	Carolinas JV Holdings, L.P.
22.	Central Florida HMA Holdings, LLC
23.	Central States HMA Holdings, LLC
24.	Chester HMA, LLC
25.	Chestnut Hill Health System, LLC
26.	CHHS Holdings, LLC
27.	CHHS Hospital Company, LLC
28.	CHS Pennsylvania Holdings, LLC
29.	CHS Receivables Funding, LLC
30.	CHS Tennessee Holdings, LLC
31.	CHS Virginia Holdings, LLC
32.	Citrus HMA, LLC
33.	Clarksville Holdings II, LLC
34.	Clarksville Holdings, LLC
35.	Cleveland Hospital Company, LLC
36.	Cleveland Tennessee Hospital Company, LLC
37.	Clinton HMA, LLC
38.	Coatesville Hospital Corporation
39.	Cocke County HMA, LLC
40.	College Station Hospital, L.P.
41.	College Station Medical Center, LLC
42.	College Station Merger, LLC
43.	Community Health Investment Company, LLC

44.	CP Hospital GP, LLC
45.	CPLP, LLC
46.	Crestwood Healthcare, L.P.
47.	Crestwood Hospital LP, LLC
48.	Crestwood Hospital, LLC
49.	CSMC, LLC
50.	Deaconess Holdings, LLC
51.	Deaconess Hospital Holdings, LLC
52.	Desert Hospital Holdings, LLC
53.	Detar Hospital, LLC
54.	DHFW Holdings, LLC
55.	Dukes Health System, LLC
56.	Dyersburg Hospital Company, LLC
57.	Emporia Hospital Corporation
58.	Florida HMA Holdings, LLC
59.	Foley Hospital Corporation
60.	Fort Smith HMA, LLC
61.	Frankfort Health Partner, Inc.
62.	Franklin Hospital Corporation
63.	Gadsden Regional Medical Center, LLC
64.	Gaffney H.M.A., LLC
65.	Granbury Hospital Corporation
66.	GRMC Holdings, LLC
67.	Hallmark Healthcare Company, LLC
68.	Health Management Associates, LLC
69.	Health Management Associates, LP
70.	Health Management General Partner I, LLC
71.	Health Management General Partner, LLC
72.	HMA Fentress County General Hospital, LLC
73.	HMA Hospitals Holdings, LP
74.	HMA Santa Rosa Medical Center, LLC
75.	HMA Services GP, LLC
76.	HMA-TRI Holdings, LLC
77.	Hobbs Medco, LLC
78.	Hospital Management Associates, LLC
79.	Hospital Management Services of Florida, LP
80.	Hospital of Morristown, LLC
81.	Jackson HMA, LLC
82.	Jackson Hospital Corporation
83.	Jefferson County HMA, LLC
84.	Kay County Hospital Corporation
85.	Kay County Oklahoma Hospital Company, LLC
86.	Kennett HMA, LLC
87.	Key West HMA, LLC
88.	Kirksville Hospital Company, LLC
89.	Knoxville HMA Holdings, LLC

90.	Lakeway Hospital Company, LLC
91.	Lancaster Hospital Corporation
92.	Laredo Texas Hospital Company, L.P.
93.	Las Cruces Medical Center, LLC
94.	Lea Regional Hospital, LLC
95.	Lebanon HMA, LLC
96.	Longview Clinic Operations Company, LLC
97.	Longview Medical Center, L.P.
98.	Longview Merger, LLC
99.	LRH, LLC
100.	Lutheran Health Network of Indiana, LLC
101.	Madison HMA, LLC
102.	Marshall County HMA, LLC
103.	Martin Hospital Company, LLC
104.	Mary Black Health System LLC
105.	MCSA, L.L.C.
106.	Medical Center of Brownwood, LLC
107.	Metro Knoxville HMA, LLC
108.	Mississippi HMA Holdings I, LLC
109.	Mississippi HMA Holdings II, LLC
110.	Moberly Hospital Company, LLC
111.	Naples HMA, LLC
112.	Natchez Hospital Company, LLC
113.	National Healthcare of Leesville, Inc.
114.	Navarro Hospital, L.P.
115.	Navarro Regional, LLC
116.	NC-DSH, LLC
117.	Northwest Arkansas Hospitals, LLC
118.	Northwest Hospital, LLC
119.	NOV Holdings, LLC
120.	NRH, LLC
121.	Oak Hill Hospital Corporation
122.	Oro Valley Hospital, LLC
123.	Palmer-Wasilla Health System, LLC
124.	Pasco Regional Medical Center, LLC
125.	Pennsylvania Hospital Company, LLC
126.	Phoenixville Hospital Company, LLC
127.	Poplar Bluff Regional Medical Center, LLC
128.	Port Charlotte HMA, LLC
129.	Pottstown Hospital Company, LLC
130.	Punta Gorda HMA, LLC
131.	QHG Georgia Holdings II, LLC
132.	QHG Georgia Holdings, Inc.
133.	QHG Georgia, LP
134.	QHG of Bluffton Company, LLC
135.	QHG of Clinton County, Inc.

136.	QHG of Enterprise, Inc.
137.	QHG of Forrest County, Inc.
138.	QHG of Fort Wayne Company, LLC
139.	QHG of Hattiesburg, Inc.
140.	QHG of South Carolina, Inc.
141.	QHG of Spartanburg, Inc.
142.	QHG of Springdale, Inc.
143.	Regional Hospital of Longview, LLC
144.	River Oaks Hospital, LLC
145.	River Region Medical Corporation
146.	ROH, LLC
147.	Roswell Hospital Corporation
148.	Ruston Hospital Corporation
149.	Ruston Louisiana Hospital Company, LLC
150.	SACMC, LLC
151.	Salem Hospital Corporation
152.	San Angelo Community Medical Center, LLC
153.	San Angelo Medical, LLC
154.	Scranton Holdings, LLC
155.	Scranton Hospital Company, LLC
156.	Scranton Quincy Holdings, LLC
157.	Scranton Quincy Hospital Company, LLC
158.	Seminole HMA, LLC
159.	Shelbyville Hospital Company, LLC
160.	Siloam Springs Arkansas Hospital Company, LLC
161.	Siloam Springs Holdings, LLC
162.	Southeast HMA Holdings, LLC
163.	Southern Texas Medical Center, LLC
164.	Southwest Florida HMA Holdings, LLC
165.	Statesville HMA, LLC
166.	Tennessee HMA Holdings, LP
167.	Tennyson Holdings, LLC
168.	Tomball Texas Holdings, LLC
169.	Tomball Texas Hospital Company, LLC
170.	Triad Healthcare, LLC
171.	Triad Holdings III, LLC
172.	Triad Holdings IV, LLC
173.	Triad Holdings V, LLC
174.	Triad Nevada Holdings, LLC
175.	Triad of Alabama, LLC
176.	Triad-ARMC, LLC
177.	Triad-El Dorado, Inc.
178.	Triad-Navarro Regional Hospital Subsidiary, LLC
179.	Tullahoma HMA, LLC
180.	Tunkhannock Hospital Company, LLC
181.	Van Buren H.M.A., LLC

182.	Venice HMA, LLC
183.	VHC Medical, LLC
184.	Vicksburg Healthcare, LLC
185.	Victoria Hospital, LLC
186.	Victoria of Texas, L.P.
187.	Virginia Hospital Company, LLC
188.	Weatherford Hospital Corporation
189.	Weatherford Texas Hospital Company, LLC
190.	Webb Hospital Corporation
191.	Webb Hospital Holdings, LLC
192.	Wesley Health System LLC
193.	WHMC, LLC
194.	Wilkes-Barre Behavioral Hospital Company, LLC
195.	Wilkes-Barre Holdings, LLC
196.	Wilkes-Barre Hospital Company, LLC
197.	Woodland Heights Medical Center, LLC
198.	Woodward Health System, LLC